UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2013

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointed

On May 30, 2013, the Company issued a press release announcing that Sherrill W. Hudson has been appointed to its board of directors effective immediately.  The addition of Mr. Hudson to the board brings the total number of directors serving to 7.  The Company's bylaws provide that the number of directors may be from 1 to 9, with the exact number being determined by the board.  Mr. Hudson will stand for election at the Company's 2014 annual stockholder meeting as part of the class of directors whose terms upon re-election will expire at the annual stockholder meeting in 2016.  As part of his board responsibilities, Mr. Hudson will also serve on the Audit Committee.  Neither the Company nor Mr. Hudson is aware of any transactions with related persons that require disclosure under Section 404(a) of Regulation S-K (17 CFR 229.404(a)).

Mr. Hudson and the Company have entered into an Indemnification Agreement in the form filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2012.  As a member of the board of directors and the Audit Committee, Mr. Hudson will be entitled to receive any director fees and/or meeting fees approved and recommended by the Company's Compensation and Benefits Committee and approved by the Company's board of directors. See the discussion regarding director compensation under the heading DIRECTOR AND EXECUTIVE COMPENSATION-Director Compensation in the Company's 2013 Proxy Statement. In addition, Mr. Hudson will be eligible to participate in the Company's 2013 Plan.

The Company is filing its press release as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
May 30, 2013	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 30, 2013.